Exhibit 99
\



                             Joint Filer Information



Name:                      Elan International Services, Ltd.


Address:                   102 St. James Court
                           Flatts, Smiths FL 04
                           Bermuda


Designated Filer:          Elan Corporation, plc


Issuer & Ticker Symbol:    GlycoGenesys, Inc. (GLGS)


Date of Earliest
Transaction Required
to be Reported:            3/12/04


Signature:        /s/  Kevin Isley
                  ----------------------------------------------
                  Name:    Kevin Insley
                  Title:   President and Chief Financial Officer
                  ELAN INTERNATIONAL SERVICES, LTD.